UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2012

Knology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32647	58-2424258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 O. G. Skinner Drive West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 645-8553

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Knology, Inc. (the “Company”) held a special meeting of stockholders on June 26, 2012 (the “Special Meeting”). According to the report of the inspector of election, at the Special Meeting the Company’s stockholders approved the two proposals described below. Stockholder action on a third proposal, to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of Proposal 1, was not required and no vote was taken on that proposal.

(b) The final voting results with respect to each proposal voted upon at the Special Meeting are set forth below.

Proposal 1

The Company’s stockholders adopted the Agreement and Plan of Merger, dated as of April 18, 2012 and as it may be amended or supplemented, by and among WideOpenWest Finance, LLC, Kingston Merger Sub, Inc. and Knology, Inc., pursuant to which Kingston Merger Sub, Inc. will be merged with and into Knology, Inc., with Knology, Inc. surviving the merger as a wholly-owned subsidiary of WideOpenWest Finance, LLC, as set forth below:

For	Against	Abstentions	Broker Non-Votes
31,270,943	19,059	1,443	—

Proposal 2

The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Knology, Inc. under existing arrangements in connection with the merger, as set forth below:

For	Against	Abstentions	Broker Non-Votes
27,893,153	3,155,230	243,062	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knology, Inc.

Date: June 26, 2012	/s/ Chad S. Wachter
	Name:	Chad S. Wachter
	Title:	Vice President, General Counsel and Secretary
(Duly Authorized Officer)